Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
ALLIED HEALTHCARE INTERNATIONAL INC.
(As amended and restated on December 2, 2010.)
ARTICLE 1
STOCKHOLDERS
Section 1.1 Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before it shall be held on such date, and at such time and place, within or without the State of New York, as shall be determined by resolution of the Board of Directors.
Section 1.2 Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the Chief Executive Officer, if any, and shall be called by the Chief Executive Officer or the Secretary upon written request delivered to the Chief Executive Officer or the Secretary of holders of at least twenty five percent (25%) of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat. Any such request by stockholders must comply with the provisions of Section 1.3 of these By-Laws. Special meetings of stockholders may be held at such time and at such places, within or without the State of New York, as shall be determined by resolution of the Board of Directors.
Section 1.3 Nature of Business at Meetings of Stockholders.
(a) No business may be transacted at an annual meeting of stockholders, other than business that is either:
(i) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors;
(ii) otherwise properly brought before the annual meeting of stockholders by or at the direction of the Board of Directors; or
(iii) otherwise properly brought before the annual meeting of stockholders by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.3 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting of stockholders and (2) who complies with the notice procedures set forth in paragraphs (c) through (e) of this Section 1.3.
(b) No business may be transacted a special meeting of stockholders, other than that which is related to the purpose or purposes set forth in the notice of such meeting (or any supplement thereto).

(c) In addition to any other applicable requirements:
(i) for business to be properly brought before an annual meeting of stockholders by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation; and
(ii) for business to be properly brought before a special meeting of stockholders of the Corporation by a stockholder or stockholders, such stockholder or stockholders must have given notice thereof in proper written form to the Secretary of the Corporation.
(d) For notice by a stockholder to be considered timely for an annual meeting of stockholders of the Corporation, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made.
(e) To be in proper written form, a stockholders’ notice to the Secretary must be signed by each stockholder making the proposal and must set forth or include:
(i) a brief description of the business desired to be brought before the annual or special meeting of stockholders and the reasons for conducting such business at the annual or special meeting of stockholders;
(ii) the name and record address of the stockholder(s) delivering the notice;
(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by each such stockholder, together with proof thereof;
(iv) the name of each nominee holder of shares owned beneficially but not of record by each such stockholder and the number and class or series of shares of the Corporation held by each such nominee holder;
(v) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge, profit interest or similar agreement, arrangement or understanding has been entered into by or on behalf of any such stockholder or any of its affiliates or associates (as such terms are used in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), with respect to the shares of the Corporation;

(vi) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of any such stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such stockholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any of its affiliates or associates with respect to the shares of the Corporation;
(vii) a description of all arrangements or understandings between each such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder(s) and any material interest of each such stockholder in such business;
(viii) a representation that each such stockholder intends to appear in person or by proxy at the annual or special meeting of stockholders to bring such business before the meeting; and
(ix) a representation that each such shareholder will notify the Corporation in writing of the information required in clauses (ii) through (vii), in each case as in effect as of the record date for the meeting, promptly following the later of the record date or the date notice of the record date is first publicly disclosed.
(f) No business shall be conducted at an annual or special meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 1.3; provided, however, that, once business has been properly brought before annual or special meeting of stockholders in accordance with such procedures, nothing in this Section 1.3 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual or special meeting of stockholders determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
(g) Notwithstanding the foregoing requirements of this Section 1.3, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials shall comply with the requirements of Rule 14a-8 under the Exchange Act.
Section 1.4 Nomination of Directors.
(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.
(b) Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors:
(i) by or at the direction of the Board of Directors; or

(ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.4 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (B) who complies with the notice procedures set forth in paragraphs (c) through (e) of this Section 1.4.
(c) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
(d) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation:
(i) in the case of an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made; and
(ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of the special meeting of stockholders was made.
(e) To be in proper written form, a stockholder’s notice to the Secretary must set forth:
(i) as to each person whom the stockholder proposes to nominate for election as a director:
(A) the name, age, business address and residence address of the person;
(B) the principal occupation or employment of the person;
(C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, together with proof thereof;
(D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and

(ii) as to the stockholder giving the notice, such notice must set forth or include:
(A) the name and record address of such stockholder;
(B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with proof thereof;
(C) the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number and class or series of shares of the Corporation held by each such nominee holder;
(D) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge, profit interest or similar agreement, arrangement or understanding has been entered into by or on behalf of such stockholder or any of its affiliates or associates with respect to the shares of the Corporation;
(E) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such stockholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any of its affiliates or associates with respect to the shares of the Corporation;
(F) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder(s) and any material interest of such stockholder in such business;
(G) a representation that such stockholder intends to appear in person or by proxy at the annual or special meeting of stockholders to nominate the persons named in its notice;
(H) a representation that such shareholder will notify the Corporation in writing of the information required in clauses (B) through (G), in each case as in effect as of the record date for the meeting, promptly following the later of the record date or the date notice of the record date is first publicly disclosed;
(I) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and
(J) the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected, together with an undertaking, signed by each proposed nominee, to furnish to the Corporation any information it may request for the purpose of determining such nominee’s eligibility or fitness to serve as a director or for the purpose of preparing the relevant proxy statement.

(f) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.4. If the chairman of the stockholders’ meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the stockholders’ meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 1.5 Notice of Meetings and Adjourned Meetings; Waiver of Notice.
(a) Written notice of every meeting of stockholders stating the place, date, time and purposes thereof, shall, except when otherwise required by the Certificate of Incorporation or the laws of the State of New York, be mailed at least ten (10) but not more than sixty (60) days prior to the meeting to each stockholder of record entitled to vote thereat. At any meeting at which a quorum of stockholders is present, in person or by proxy, the chairman of such meeting or the holders of the relevant stock (as defined in Section 1.10), by the affirmative vote of the voting power represented by such relevant stock, may adjourn from time to time without notice, other than announcement at such meeting, until its business is completed. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(b) Notice of a stockholders’ meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.
Section 1.6 Quorum. Except as otherwise provided by law or the Certificate of Incorporation, a quorum shall be deemed to be present at any meeting of stockholders or purposes of any given matter to be voted upon at such meeting if such meeting shall be attended by persons entitled (either personally or by proxy) to vote stock representing a majority of the potential voting power (as defined in Section 1.10) with respect to such matter. If at any meeting a quorum is not present for purposes of any given matter to be voted upon at such meeting, the chairman of such meeting or the holders of the relevant stock (as defined in Section 1.10), by the affirmative vote of a majority of the voting power represented by such relevant stock, may adjourn the meeting insofar as it relates to the given matter to another time and/or place without notice other than announcement at such meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, of if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present or represented at a duly called or held meeting at which a quorum is present may continue to transact business until final adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 1.7 Voting. When a quorum is present at any meeting with respect to any given matter, (a) directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election of directors and (b) a majority of the voting power (as defined in Section 1.10) represented by the relevant stock shall be necessary and sufficient to approve any other matter, unless in either case the vote of a greater number or voting by classes is required by law, the Certificate of Incorporation or these By-Laws.
Section 1.8 Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws or by law, any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all persons entitled to vote. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 1.8 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of New York, its principal place of business, or the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Such consents shall be filed with the minutes of proceedings of the stockholders and shall have the same force and effect as a unanimous vote of stockholders.
Section 1.9 Fixing Date for Determination of Stockholders of Record.
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, on the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of New York, its principal place of business, or the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 1.10 Certain Definitions.
(a) Voting Power. The “voting power” of any share of stock issued by the Corporation with respect to any given matter to be voted upon at any meeting of the Corporation’s stockholders shall be equal to the size of the vote which such share would entitle its owner of record at the record date for such meeting to cast at such meeting with respect to a given matter if such record owner were present at such meeting.
(b) Potential Voting Power. The “potential voting power” with respect to any given matter to be voted upon at any meeting of any of the Corporation’s stockholders shall be equal to the aggregate voting power of all shares of stock entitled to be voted with respect to such matter at such meeting.
(c) Relevant Stock. Stock issued by the Corporation shall be deemed to be “relevant stock” with respect to any given matter to be voted upon at any meeting of any of the Corporation’s stockholders if both (i) such stock is entitled to be voted with respect to the given matter and (ii) one or more of the persons attending the meeting in person or by proxy has a right to vote such stock by reason of being the record holder of such stock at the record date established for such meeting or by reason of holding voting rights assigned by the record holder entitled to vote such stock.
Section 1.11 Stockholder List. A list of shareholders as of the record date, certified by the Secretary or by the transfer agent of the Corporation, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election or person presiding thereat shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.
Section 1.12 Proxies. At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven (11) months prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the Corporation before, or at the time of, the meeting.

Section 1.13 Voting of Certain Shares. Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee, receiver or pledgee and entitled to vote may be voted by such trustee, receiver or pledgee either in person or by proxy as provided by the laws of the State of New York.
Section 1.14 Treasury Stock. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this section shall be construed to limit the right of the Corporation to vote shares of its own stock held by it in a fiduciary capacity.
ARTICLE 2
DIRECTORS
Section 2.1 Number, Election and Term of Office of Directors. The Board of Directors of the Corporation shall consist of not less than three (3) or more than fifteen (15) directors, the exact number of which shall be fixed from time to time by resolution of the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. Directors shall be elected annually by the stockholders as provided in Section 1.1 of Article 1 of these By-Laws or in accordance with Section 2.3 of this Article 2 and each director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. No director need be a stockholder.
Section 2.2 Resignation or Removal. Any director may resign by giving written notice to the Board of Directors or the Chairman of the Board, any such resignation shall take effect at the time of receipt of notice thereof or at any later time specified therein, and, unless expressly required, acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by the laws of the State of New York or the Certificate of Incorporation, any director may be removed with cause by the affirmative vote or consent of a majority of the directors then in office or by the affirmative vote or consent of a majority of the voting power of shares of relevant stock entitled to vote.
Section 2.3 Vacancies. Except as otherwise required by the Certificate of Incorporation or by law any vacancy in the number of directors may be filled by a majority of the directors then in office, although less than a quorum. A director elected to fill a vacancy shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Except as otherwise required by the Certificate of Incorporation or by law, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 2.3 for the filling of other vacancies.

Section 2.4 Place of Meetings. Meetings of the Board of Directors may be held at such places, within or without the State of New York, as the Board of Directors may from time to time determine or as may be specified in the call of any meetings.
Section 2.5 Regular Meetings. A regular annual meeting of the Board of Directors shall be held without call or notice immediately after and at the same general place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such place and at such times as shall be fixed by resolution of the Board of Directors.
Section 2.6 Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or 33-1/3 of the directors then in office. Notice of special meetings shall either be mailed by the Secretary to each director at least two days before the meeting or be given personally or by e-mail or telegraphed or telecopied to each director by the Secretary at least twenty-four hours before the meeting. Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by law, state the purpose of the meeting.
Section 2.7 Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.
Section 2.8 Quorum and Voting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by the laws of the State of New York, the Certificate of Incorporation or these By-Laws. A majority of the directors present at any meeting at which a quorum is present may adjourn the meeting to any other date, time or place without further notice other than announcement at the meeting. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting to any other date, time or place without notice other than announcement at the meeting until a quorum is present.
Section 2.9 Compensation. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and an annual retainer or salary for services as a director. Members of any committee of the Board of Directors may be allowed like fees and expenses for service on or attendance at meetings of such committee. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.10 Telephonic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or a committee thereof by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.10 shall constitute presence in person at such meeting.
Section 2.11 Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.
Section 2.12 Presiding Officer. The presiding officer at any meeting of the Board of Directors shall be the Chairman of the Board, if any, or, in his absence, any other director elected chairman by vote of a majority of the directors present at the meeting.
Section 2.13 Executive Committee. The Board of Directors may, in its discretion by resolution passed by a majority of the Board of Directors, designate an Executive Committee consisting of such number of directors as the Board of Directors shall determine, which shall in no event be less than three directors. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation with respect to any matter which may require action prior to, or which in the opinion of the Executive Committee may be inconvenient, inappropriate or undesirable to be postponed until the next meeting of the Board of Directors; provided, however, that the Executive Committee shall have no authority to obligate the Corporation to any expenditure or liability in excess of $100,000 in respect of any one project or series of related projects unless in furtherance of resolutions or actions previously adopted by the Board of Directors; and further provided, the Executive Committee shall not have the power or authority of the Board of Directors in reference to such matters as are set forth in Section 712 of the Business Corporation Law of the State of New York, amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-Laws. Any member of the Board of Directors may request the Chairman of the Executive Committee to call a meeting of the Executive Committee with respect to a specified subject.
Section 2.14 Other Committees. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the Board of Directors, designate and appoint other committees of one or more directors which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

Section 2.15 Alternates. The Board of Directors may from time to time designate from among the directors alternates to serve on one or more committees as occasion may require. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.
Section 2.16 Quorum and Manner of Acting Committees. The presence of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action thereat.
Section 2.17 Committee Chairman, Books and Records, Etc. The chairman of each committee shall be elected from among the members of the committee by the Board of Directors.
Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.
The rules governing the conduct and procedure of a committee of the Board of Directors (including, but not limited, notice and waiver of notice) shall be set forth in the board resolution authorizing the committee or in the charter of the committee. If not set forth therein, each committee shall fix its own rules of conduct and procedure. If the committee does not fix its own rules, the rules governing the conduct and procedure of a committee of the Board of Directors follow as nearly as possible the rules governing the conduct and procedure of the full Board of Directors.
Section 2.18 Reliance upon Records. Every director of the Corporation, or member of any committee designated by the Board of Directors pursuant to authority conferred by these By-Laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and has been elected with reasonable care by or on behalf of the Corporation.
ARTICLE 3
OFFICERS
Section 3.1 Number and Designation. The officers of the Corporation shall be determined by the Board of Directors and may include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors and one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), a Secretary and a Treasurer, and such Assistant Secretaries, Assistant Treasurers or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except that no one person may hold the offices of both Chairman of the Board and Secretary nor both President and Secretary.

Section 3.2 Election and Term of Office. Subject to any applicable employment contracts, the officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.
Section 3.3 Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Board of Directors, to the Chief Executive Officer or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.
Section 3.5 Chairman of the Board. The Chairman of the Board shall be a Director of the Corporation who when present, shall preside at all meetings of the stockholders of the Corporation and of the Board of Directors. Except as otherwise provided herein or as expressly authorized or directed by the Board of Directors, the Chairman of the Board shall have no other duties or responsibilities and shall have no authority to act for or bind the Corporation in any manner whatsoever.
Section 3.6 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer may sign, alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be prescribed by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall, when present, preside as all meetings of the stockholders of the Corporation.

Section 3.7 President. The President shall be the chief operating officer of the Corporation, reporting through the Chief Executive Officer to the Board of Directors. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act as Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when to acting, shall have all the powers of, and be subject to all the restrictions placed upon the Chief Executive Officer. He may sign, alone or with the Secretary or authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors or the Chief Executive Officer.
Section 3.8 The Vice President. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.
Section 3.9 The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts or moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article 4 of these By-Laws, disburse the funds of the Corporation as ordered by the Board of Directors, the Chief Executive Officer, the President or any Vice President or as otherwise required in the conduct of the business of the Corporation, and render to the Chief Executive Officer, the President, any Vice President or the Board of Directors, upon request, an account of his transactions as Treasurer and on the financial condition of the Corporation. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, any Vice President or by the Board of Directors.
Section 3.10 The Secretary. The Secretary shall (a) keep the minutes of the stockholders’ and of the Board of Directors’ meetings and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed, to all documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these By-Laws; and (e) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Board of Directors. He may delegate such details of the performances of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead, but shall not thereby be relieved of responsibility for the performance of such duties.

Section 3.11 Assistant Treasurers and Secretaries. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurers and Assistant Secretaries shall, in general, perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively; but such assignment or delegation shall not relieve the principal officer from the responsibilities and liabilities of his office. In addition, the Assistant Treasurers and Assistant Secretaries shall, in general, perform such duties as may be assigned to them by the Chief Executive Officer, the President or the Board of Directors.
Section 3.12 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or such officer as it shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.
ARTICLE 4
CONTRACTS, LOANS, CHECKS, AND DEPOSITS
Section 4.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 4.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in the name of the Corporation unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
Section 4.3 Checks, Drafts, Etc. All checks, drafts or other order for payment of money issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Board of Directors.
Section 4.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated from time to time by the Board of Directors; and such officers may designate any type of depository arrangement (including but not limited to depository arrangements resulting in net debits against the Corporation) as from time to time offered or available.

ARTICLE 5
CERTIFICATES OF STOCK AND THEIR TRANSFER
Section 5.1 Certificates of Stock. Shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Notwithstanding the adoption of such a resolution, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to a certificate. The certificates of stock of the Corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any stock certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or the shares represented by such stock certificate are listed on a registered national securities exchange, the signature of any officer of the Corporation may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation, such certificate may nevertheless be delivered by the Corporation, as though the person whose facsimile signature has been used thereon had not ceased to be such officer. All certificates properly surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least like number of shares shall have been surrendered and cancelled and the Corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the Corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the Corporation.
Section 5.2 Lost, Stolen or Destroyed Certificates. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates, or his legal representative, to advertise the name in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 5.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to the certificate or shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the Corporation, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.4 Restrictions on Transfer. Any stockholder may enter into an agreement with other stockholders or with the Corporation providing for reasonable limitation or restriction on the right of such stockholder to transfer shares of capital stock of the Corporation held by him, including, without limiting the generality of the foregoing, agreements granting to such other stockholders or to the Corporation the right to purchase for a given period of time any of such shares on terms equal to terms offered such stockholders by any third party. Any such limitation or restriction on the transfer of shares of the Corporation may be set forth on certificates representing shares of capital stock or notice thereof may be otherwise given to the Corporation or the transfer agent, in which case the Corporation or the transfer agent shall not be required to transfer such shares upon the books of the Corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction.
Section 5.5 Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.
ARTICLE 6
GENERAL PROVISIONS
Section 6.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of October in each year and end on the thirtieth day of September in each year.
Section 6.2 Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “CORPORATE SEAL” and “NEW YORK”; and it shall otherwise be in the form approved by the Board of Directors. Such seal maybe used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.
ARTICLE 7
OFFICES
Section 7.1 Registered Office. The registered office of the Corporation in the State of New York shall be located at 245 Park Avenue, New York, New York, or at such other place as the Board of Directors may from time to time designate.
Section 7.2 Other Offices. The Corporation may have offices at such other places both within or without the State of New York as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.

ARTICLE 8
INDEMNIFICATION
Section 8.1 Limitation on Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability determined by final judgment (i) resulting from acts committed in bad faith or involving intentional misconduct or a knowing violation of law, (ii) whereby the director personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) whereby the director’s acts violated Section 719 of the Business Corporation Law of the State of New York. If the Business Corporation Law of the State of New York is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Law of the State of New York, as so amended. Any repeal or modification of this Section 8.1 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
Section 8.2 Indemnification and Insurance.
(a) Each person who was or is made a party or is threatened to be made a party to or is or was involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Business Corporation Law of the State of New York as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in subsection (b) of this Section 8.2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Business Corporation Law of the State of New York requires, the payment of such expenses incurred by a director or officer in his or her capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 8.2 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) If a claim under subsection (a) is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct set forth in Business Corporation Law of the State of New York for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Business Corporation Law of the State of New York, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 8.2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, any provision of the Restated Certificate of Incorporation of the Corporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.
(d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Law of the State of New York.
(e) Any repeal or modification of this Section 8.2 by the stockholders of the Corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.
ARTICLE 9
DIVIDENDS
The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by the Certificate of Incorporation.
ARTICLE 10
AMENDMENTS
Except to the extent otherwise provided in the Certificate of Incorporation or these By-Laws, these By-Laws shall be subject to alteration, amendment or repeal, and new ByLaws may be adopted (i) by the affirmative vote of the persons entitled to vote stock representing not less than a majority of the voting power represented by the relevant stock entitled to vote generally in the election of directors or (ii) by the affirmative vote of not less than a majority of the members of the Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting.